UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2026

GLUCOTRACK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41141	98-0668934
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

301 Rte. 17 North, Ste. 800, Rutherford, NJ	07070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 842-7715

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GCTK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into A Material Definitive Agreement.

Merger Agreement

This section describes the material provisions of the Merger Agreement (as defined herein) but does not purport to describe all of the terms thereof. Glucotrack, Inc.’s stockholders and other interested parties are urged to read such agreement in its entirety. The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1. Unless otherwise defined herein, the capitalized terms used below are defined in the Merger Agreement.

General Description of the Merger Agreement

On July 14, 2026 (the “Closing Date”), Glucotrack, Inc., a Delaware corporation (the “Acquiror”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Glucotrack Merger Sub, Inc., a Nevada corporation (“Merger Sub”), Lokahi Therapeutics, Inc., a Nevada corporation (the “Company”), Glucotrack Technologies Inc. (“Operating Sub”), and Paul V. Goode, solely in his capacity as representative for the Operating Sub (the “Operating Sub Representative”). The transactions contemplated by the Merger Agreement are referred to herein as the “Transactions” and the closing of the Transactions is referred to herein as the “Closing”.

Pursuant to the terms and conditions of the Merger Agreement, immediately prior to the Closing, articles of merger (the “Articles of Merger”) were filed with the Secretary of State of the State of Nevada (such time of the filing of the Articles of Merger, the “Effective Time”), in accordance with the Nevada Revised Statutes (the “NRS”). Pursuant to the Articles of Merger, Merger Sub was merged with and into the Company (the “Merger”), with the Company surviving the Merger (the resulting entity, the “Surviving Corporation”). As a result of the Merger, the Company became a direct wholly owned subsidiary of Acquiror. At the Effective Time, all of the property, rights, privileges, powers and franchises of the Company and Merger Sub vested in the Surviving Corporation and all of the debts, liabilities and duties of the Company and Merger Sub became the debts, liabilities and duties of the Surviving Corporation. The Closing occurred simultaneously with the execution and delivery of the Merger Agreement on the Closing Date.

Transaction Consideration

At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Acquiror, Merger Sub or the holder of any existing common stock of the Company (the “Existing Company Common Stock”): (i) each share of common stock of Merger Sub, issued and outstanding immediately prior to the Effective Time was converted into one validly issued, fully paid and nonassessable share of common stock of the Company (the “Company Common Stock”); and (ii) each share of Existing Company Common Stock issued and outstanding immediately prior to the Effective Time was canceled and converted into the right to receive a portion of the Merger Consideration (as defined below), consisting of (A) shares of common stock, par value $0.001 per share, of the Acquiror (the “Acquiror Common Stock”), such that the aggregate number of shares of Acquiror Common Stock issued to all holders of Existing Company Common Stock equals 19.99% of the total number of shares of Acquiror Common Stock issued and outstanding as of the date of the Merger Agreement, and (B) shares of Series A convertible preferred stock, par value $0.001 per share of the Acquiror (the “Acquiror Preferred Stock”), with each holder of such shares receiving, for each share of Existing Company Common Stock held immediately prior to the Effective Time, a pro rata portion of the Merger Consideration, such that, immediately following the Effective Time, the holders of Existing Company Common Stock collectively hold, on a fully-diluted and as-converted to Acquiror Common Stock basis, 90.0% of the total issued and outstanding equity securities of the Acquiror calculated on a fully diluted basis (the “Company Allocation”); provided, however, that any dilution attributable to Bridge Shares (as defined in the Merger Agreement) and PIPE Shares (as defined in the Merger Agreement) shall be borne solely by the Company Allocation, such that Acquiror’s existing stockholders shall, in no event, hold less than 10.0% of the total issued and outstanding equity securities of the Acquiror on a fully diluted basis immediately following the Effective Time (the “Acquiror Stockholder Floor”). The shares of Acquiror Common Stock, Acquiror Preferred Stock, and Company Common Stock issued pursuant to the terms of the Merger Agreement are collectively referred to as the “Merger Consideration.”

Proxy Statement and Stockholder Meeting

Following the Closing, the Acquiror shall prepare and file with the Securities and Exchange Commission (the “SEC”) a proxy statement on Schedule 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) in connection with the solicitation of proxies from the Acquiror Stockholders for the approval of the following matters (collectively, the “Proposals”): (i) the approval, for purposes of Nasdaq Listing Rules 5635(a), 5635(b) and 5635(d), of the issuance of (a) shares of Acquiror Common Stock issuable upon conversion of the Acquiror Preferred Stock pursuant to the Conversion (as defined below), and (b) the Floor True-Up Shares (as defined below), and (ii) such other proposals as are required by applicable Law, the Acquiror Organizational Documents (as defined in the Merger Agreement”), and the applicable rules of The Nasdaq Stock Market LLC (“Nasdaq”) (as amended or supplemented from time to time, the “Proxy Statement”). The Acquiror shall use its reasonable best efforts to (i) respond to any comments of the SEC with respect to the preliminary Proxy Statement, (ii) cause the definitive Proxy Statement (the “Definitive Proxy Statement”) to be filed with the SEC as promptly as reasonably practicable following the resolution of any such SEC comments or, if no comments are received, following the expiration of the applicable SEC review period, and (iii) cause the Definitive Proxy Statement to be disseminated to the Acquiror Stockholders in compliance with applicable Law. As promptly as reasonably practicable after the Closing Date, the Acquiror shall duly call, give notice of, convene and hold a meeting of the Acquiror Stockholders (the “Acquiror Stockholder Meeting”) for the purpose of obtaining the stockholder approval of the Proposals (the “Acquiror Stockholder Approval”). The Acquiror shall use its reasonable best efforts to cause the Acquiror Stockholder Meeting to occur as promptly as reasonably practicable after the Definitive Proxy Statement is filed. The Proxy Statement shall include the recommendation of the board of directors of the Acquiror (the “Acquiror Board”) that the Acquiror Stockholders vote in favor of each of the Proposals.

Within five (5) business days after the later of (i) the date on which the Acquiror Stockholder Approval has been obtained and (ii) the date on which the Trading Market Approval (as defined below) has been obtained, the Acquiror shall cause the Acquiror Preferred Stock to be converted into the applicable number of shares of Acquiror Common Stock, in accordance with the terms of the Certificate of Designation (as defined below) of the Acquiror Preferred Stock (the “Conversion”).

Representations and Warranties

The Merger Agreement contains a number of representations and warranties made by Acquiror, the Company, and Merger Sub as of the date of the Merger Agreement or other specific dates solely for the benefit of certain of the parties to the Merger Agreement, which in certain cases are subject to specified exceptions and materiality, Company Material Adverse Effect or Acquiror Material Adverse Effect (each as defined in the Merger Agreement), knowledge and other qualifications contained in the Merger Agreement or in information provided pursuant to certain disclosure schedules to the Merger Agreement. The representations and warranties made under the Merger Agreement did not survive the Closing.

In the Merger Agreement, the Company made certain customary representations to Acquiror including among others, related to the following: (1) corporate matters, including due organization, existence and good standing; (2) corporate authority, approval and binding effect relating to execution and delivery of the Merger Agreement and other ancillary documents and non-contravention; (3) government approvals; (4) capitalization; (5) financial statements and internal controls; (6) compliance with laws and permits; (7) absence of certain changes and events; (8) no undisclosed liabilities; (9) information supplied; (10) litigation; (11) contracts; (12) employee benefits; (13) labor and employment; (14) taxes; (15) intellectual property; (16) data protection; (17) information technology; (18) real property; (19) anti-bribery and trade compliance; (20) insurance; (21) competition regulation; (22) environmental matters; (23) brokers; and (24) affiliate agreements.

In the Merger Agreement, Acquiror and Merger Sub made certain customary representations and warranties to the Company, including among others, related to the following: (1) corporate matters, including due organization, existence and good standing; (2) corporate authority, approval and binding effect relating to execution and delivery of the Merger Agreement and other ancillary documents, non-contravention and governmental approvals; (3) compliance with laws; (4) employee benefit plans; (5) indebtedness; (6) taxes; (7) brokers; (8) SEC reports, financial statements and the Sarbanes-Oxley Act; (9) business activities and absence of certain changes; (10) information supplied and the Proxy Statement; (11) litigation; (12) no outside reliance; (13) capitalization; (14) Nasdaq quotation; (15) affiliate agreements; (16) anti-bribery and economic sanctions; and (17) labor and employment.

Covenants of the Parties

The Merger Agreement contains a number of covenant obligations of the Acquiror, the Company, and Operating Sub as of the date of the Merger Agreement or other specific dates, as further set forth below.

In the Merger Agreement, among other things, the Company covenants to: (1) deliver to Acquiror, within seventy-five (75) days after the Closing Date, unaudited interim financial statements prepared in accordance with GAAP and Regulation S-X, along with any other financial statements required for the Proxy Statement, including pro forma financials; (2) make its officers and employees reasonably available to assist Acquiror and its counsel with drafting the Proxy Statement and responding to SEC comments; (3) promptly notify Acquiror of any developments that would render the Proxy Statement materially misleading and cooperate to correct such disclosures; (4) prior to execution of the Merger Agreement, obtain board and stockholder approval by written consent for the Merger Agreement, the Transactions, and the appointment of Acquiror’s chief executive officer; and (5) consummate a private placement offering in an aggregate amount of up to $30,000,000 (a “Private Placement Offering”), with gross proceeds of no less than $10,000,000 at an initial closing to occur within 15 days after the Closing (the “PIPE Initial Closing”).

In the Merger Agreement, among other things, the Acquiror covenants to: (1) provide the Company reasonable access to its properties, books, and personnel from Closing until the Conversion is effective (the “Conversion Effective Time”); (2) indemnify and hold harmless current and former directors and officers of both parties for pre-Closing matters to the fullest extent permitted by law and organizational documents, including advancement of expenses; (3) maintain directors’ and officers’ liability insurance that provides (i) extended coverage for pre-Closing directors and officers for six years after the Effective Time and (ii) ongoing coverage for post-Closing directors and officers on terms customary for a company whose equity is listed on Nasdaq; (4) from and after the Closing until the Conversion Effective Time (the “Interim Period”), operate its business in the ordinary course consistent with past practice, comply with applicable laws, and take commercially reasonable measures to preserve its business organization, retain key employees, and maintain control and condition of material assets; (5) take all actions necessary to effect all post-Closing director and officer appointments; (6) simultaneously with or immediately prior to the Closing, cause the existing business of the Acquiror to be transferred to and ring-fenced within Operating Sub, a wholly-owned subsidiary of the Acquiror, and promptly following the Closing, and in any event within five (5) business days following the Closing, cause all of the assets and liabilities of Acquiror existing immediately prior to the Closing that relate to the Operating Business (as defined below) to be transferred to Operating Sub (the “Operating Sub Assets”), including (A) all intellectual property, know-how, and proprietary information used in or necessary to the Operating Business as of the Closing Date, (B) all employees of the Acquiror as of the Closing Date, (C) all operations of the Operating Business, and (D) all cash and cash equivalents of the Acquiror on hand as of the Closing Date, the purpose of which shall be to continue the current business of the Acquiror, which is focused on the design, development, and commercialization of novel technologies for people with diabetes, including, but not limited to, the development of the Glucotrack Continuous Blood Glucose Monitor (the “Operating Business”); (7) for twelve (12) months following the Closing (the “Post-Closing Period”), the Acquiror shall cause the Operating Business to be preserved and operated in a manner consistent in all material respects with the past practices of the Acquiror prior to the Closing; (8) take all actions necessary to effect all post-Closing director appointments of the Operating Sub; (9) during the Interim Period and until the Conversion Effective Time, use its reasonable best efforts to maintain compliance with all applicable continued listing requirements of Nasdaq (including all minimum bid price, minimum market value, and corporate governance requirements), promptly notify the Company in writing upon receipt of any notice from Nasdaq regarding any actual or potential non-compliance with the Nasdaq listing requirements or any threat of delisting, and in the event the Acquiror receives any such notice, use its reasonable best efforts to cure any such non-compliance within any applicable cure or grace period provided by Nasdaq; (10) prior to the Conversion, obtain conditional approval of its listing application from Nasdaq in connection with the Transactions, including any required new listing application due to a change in control (as contemplated in Nasdaq Listing Rule 5110(a)) (the “Trading Market Approval”), and immediately prior to the Conversion, satisfy all applicable continuing listing requirements of Nasdaq (or be granted a grace period therefrom), not have received any notice of non-compliance, and have the Acquiror Common Stock, including the Merger Consideration, approved for listing on Nasdaq; and (11) as promptly as reasonably practicable following the Closing (and in any event within sixty (60) days thereafter), prepare and file with the SEC a registration statement on Form S-3 (or, if Form S-3 is not then available to the Acquiror, on Form S-1) to register the Merger Consideration for resale by the holders thereof.

The Merger Agreement provides that, during the Post-Closing Period, the management of the Operating Sub shall cause the Operating Business to be operated in a manner consistent in all material respects with the past practices of the Acquiror prior to the Closing. The Operating Sub Representative shall have the right to monitor the Acquiror’s compliance with its obligations regarding the Operating Sub, including receiving regular updates from the Acquiror’s management and Operating Sub’s management, including quarterly reports on operations, financing allocations, and material developments.

Subsidiary Contribution. Pursuant to the Merger Agreement, an aggregate of $7,000,000 shall be deposited into an account designated by the Operating Sub and released to the Operating Sub in installments as follows (the “Subsidiary Contribution”): (i) $500,000 on Closing; (ii) $1,500,000 concurrently with the PIPE Initial Closing; (iii) $1,500,000 upon the earliest to occur of (A) the Acquiror’s receipt of notice or a decision from Nasdaq confirming satisfaction of the Nasdaq continued listing requirements or granting a grace period, (B) the official closing price of the Acquiror Common Stock on Nasdaq exceeding $1.25 per share for three (3) consecutive trading days, or (C) August 30, 2026; (iv) $2,000,000 simultaneously with (or promptly following) the filing of the preliminary Proxy Statement with the SEC; and (v) $1,500,000 simultaneously with (or promptly following) the Conversion Effective Time. In addition to the Subsidiary Contribution, the Operating Sub shall retain all cash and cash equivalents on the balance sheet of the Acquiror as of the Closing Date.

Assumed Note. In connection with the Closing, the Company assumed all obligations and liabilities of the Acquiror under that certain promissory note dated September 12, 2025 (the “Assumed Note”), and from and after the Closing, the Company is solely responsible for the payment and performance of all obligations arising under the Assumed Note.

Changes to the Board of Directors and Management

As contemplated in the Merger Agreement, the Acquiror was required to take all actions necessary to effect, as of the Effective Time: (i) the resignation of Paul V. Goode as chief executive officer of Acquiror; and (ii) the appointment of Erik Emerson as chief executive officer of Acquiror and as a member of the Acquiror Board of Directors. All other officers and directors of Acquiror serving immediately prior to the Effective Time continued in their respective positions.

Accordingly, effective as of the Effective Time, (i) Dr. Goode ceased to serve as chief executive officer of Acquiror and (ii) Mr. Emerson was appointed as Chief Executive Officer of the Acquiror and as a member of the Acquiror Board of Directors

Following the Conversion Effective Time, except as otherwise agreed in writing by the Company and Acquiror, and conditioned upon the occurrence of the Conversion, the Acquiror shall take all actions necessary or appropriate to cause certain individuals identified by the Company to be elected as members of the Acquiror Board and to be the executive officers of Acquiror, effective as of the Conversion Effective Time.

Survival

None of the covenants and agreements of the parties contained in the Merger Agreement survived the Closing, except for (a) those covenants and agreements that by their terms expressly apply in whole or in part after the Closing and then only with respect to any breaches after the Closing and (b) Article X (Miscellaneous) of the Merger Agreement.

Post-Closing Actions

Conversion of Series A Preferred Stock

Within five (5) business days after the later of (i) the date on which the Acquiror Stockholder Approval has been obtained and (ii) the date on which the Trading Market Approval has been obtained, the Acquiror shall cause the Acquiror Preferred Stock to be converted into the applicable number of shares of Acquiror Common Stock, in accordance with the terms of the Certificate of Designation.

Acquiror Stockholder Floor True-Up

Simultaneously with the Conversion, if the shares of Acquiror Common Stock held by Acquiror’s existing stockholders (as of the Floor True-Up Record Date) represent less than 10.0% of the total shares of Acquiror Common Stock outstanding immediately following the Conversion on a fully diluted basis, the Acquiror shall issue additional shares of Acquiror Common Stock (the “Floor True-Up Shares”) to such existing stockholders, pro rata in proportion to their respective holdings, in an amount sufficient to ensure that such stockholders collectively hold at least 10.0% of the outstanding equity of the Acquiror on a fully diluted basis immediately following the Conversion. “Floor True-Up Record Date” means the close of business on the date immediately prior to the Effective Time.

Conversion Deadline

The Acquiror shall use its reasonable best efforts to obtain the Acquiror Stockholder Approval and the Trading Market Approval as promptly as reasonably practicable following the Closing and in any event no later than ninety (90) days following the filing of the Definitive Proxy Statement with the SEC (the “Conversion Deadline”). If such approvals are not obtained by the Conversion Deadline, the Acquiror may extend the Conversion Deadline by up to two (2) additional periods of thirty (30) days each (for a maximum of sixty (60) additional days).

A copy of the Merger Agreement is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference, and the foregoing description of the Merger Agreement is qualified in its entirety by reference thereto.

Bridge Financing

In connection with the Merger, the Acquiror entered into a securities purchase agreement, dated July 14, 2026 (the “Purchase Agreement”), with certain investors (the “Bridge Investors”), pursuant to which the Acquiror agreed to issue senior secured convertible promissory notes for gross proceeds of approximately $4.45 million (the “Notes”) and common stock purchase warrants (the “Bridge Warrants” and, together with the Notes, the “Bridge Securities”) (such transactions, the “Bridge Financing”).

Purchase Agreement

The Purchase Agreement contains customary representations and warranties of the Acquiror and the Bridge Investors and customary covenants, including, among other things:

Repayment From Proceeds

The Bridge Investors have the right to be repaid with 100% of the proceeds raised from asset sales, debt issuances, equity issuances, and non-refundable deposits received in connection with any asset sale, and 25% of the proceeds received from any equity line of credit agreement, until the aggregate outstanding amount and accrued interest under the Notes is paid in full. The Acquiror is required to make such repayment within three (3) business days following receipt of any such proceeds.

Registration Rights

The Acquiror is required to file a registration statement with the SEC covering the resale of the shares of Acquiror Common Stock issuable upon conversion of the Notes and exercise of the Bridge Warrants within ten (10) days after the closing date of the Bridge Financing (the “Required Filing Registration Date”). The Acquiror is required to use commercially reasonable efforts to cause such registration statement to be declared effective within forty-five (45) days of the closing date of the Bridge Financing (the “Required Effective Registration Date”). If the registration statement is not filed by the Required Filing Registration Date, the Acquiror shall issue and deliver to the Bridge Investors a number of shares of Acquiror Common Stock equal to $250,000 divided by the lowest traded price of the Acquiror Common Stock between the closing of the Bridge Financing and the Required Filing Registration Date, and for every thirty (30) days thereafter that the registration statement is not filed, the Acquiror shall issue and deliver to the Bridge Investors a number of additional shares of Acquiror Common Stock equal to $250,000 divided by the lowest traded price of the Acquiror Common Stock during such thirty (30) day period, subject to an aggregate cap of $1,500,000 in shares. If the registration statement is not declared effective by the Required Effective Registration Date, the Acquiror shall issue and deliver to the Bridge Investors a number of shares of Acquiror Common Stock equal to $250,000 divided by the lowest traded price of the Acquiror Common Stock between the closing of the Bridge Financing and the Required Effective Registration Date, and for every thirty (30) days thereafter that the registration statement is not declared effective, the Acquiror shall issue and deliver to the Bridge Investors a number of additional shares of Acquiror Common Stock equal to $250,000 divided by the lowest traded price of the Acquiror Common Stock during such thirty (30) day period. The foregoing amounts will be paid to the Bridge Investors in cash, rather than in shares of Acquiror Common Stock, unless and until the Acquiror has obtained the Stockholder Approval permitting such issuances in excess of that threshold.

Bridge Stockholder Approval

Within thirty (30) days of the closing date of the Bridge Financing (the “Required Initial Proxy Date”), the Acquiror is required to file a proxy statement with the SEC for the purpose of obtaining stockholder approval for the issuance of shares of Acquiror Common Stock in excess of 19.99% of the outstanding Acquiror Common Stock pursuant to the Bridge Financing Documents in accordance with Nasdaq Listing Rule 5635(d) (the “ Bridge Stockholder Approval”). The Acquiror is required to use commercially reasonable efforts to obtain the Bridge Stockholder Approval within sixty (60) days of the closing date (the “Required Stockholder Meeting Date”). If the proxy statement is not filed by the Required Initial Proxy Date, the Acquiror shall issue and deliver to the Bridge Investors a number of shares of Acquiror Common Stock equal to $250,000 divided by the lowest traded price of the Acquiror Common Stock between the closing date of the Bridge Financing and the Required Initial Proxy Date. For every thirty (30) days after the Required Stockholder Meeting Date that the stockholder meeting is not held, the Acquiror shall issue and deliver to the Bridge Investors a number of additional shares of Acquiror Common Stock equal to $250,000 divided by the lowest traded price of the Acquiror Common Stock during such thirty (30) day period. If the Bridge Stockholder Approval is not obtained by the first Required Stockholder Meeting Date, the Acquiror is required to cause an additional stockholder meeting to be held every sixty (60) days during the period beginning on such date and continuing 360 days thereafter until the Bridge Stockholder Approval is obtained.

Most Favored Nations

While any Notes remain outstanding, upon any issuance by the Acquiror of its securities for cash consideration (a “Subsequent Financing”), each Bridge Investor may elect, in its sole discretion, to exchange all or some of the Bridge Securities then held for any securities or units issued in a Subsequent Financing on a dollar-for-dollar basis. The Acquiror is required to provide each Bridge Investor with notice of any Subsequent Financing. Additionally, if in any Subsequent Financing there are any contractual provisions or side letters that provide terms more favorable to the investors therein than the terms provided under the Bridge Financing Documents, then the Acquiror shall notify the Bridge Investors of such additional or more favorable terms and such terms, at each Bridge Investor’s option, shall become a part of the Bridge Financing Documents. Additionally, if the Acquiror enters into any subsequent financing with another individual or entity on terms that are more favorable than those provided to the Bridge Investors, the Bridge Financing Documents shall automatically be amended to include such more favorable terms, so long as the Notes remain outstanding. The foregoing most favored nations provisions do not apply to Exempted Securities or to securities of any subsidiary.

Subsequent Equity Sales

From the closing date of the Bridge Financing until ninety (90) days following the effective date of each of the registration statement and Bridge Stockholder Approval, the Acquiror and any subsidiary may not (i) issue, enter into any agreement to issue, or announce the issuance or proposed issuance of any shares of Acquiror Common Stock or common stock equivalents, other than Exempted Securities (as defined in the Purchase Agreement), or (ii) file any registration statement or any amendment or supplement thereto, in each case other than solely with respect to securities issued pursuant to any share or option plan duly adopted for such purpose by the Acquiror Board or a committee of non-employee directors established for such purpose for services rendered to the Acquiror. While the Notes remain outstanding, the Acquiror and its subsidiaries may not effect or enter into an agreement to effect any issuance of shares of Acquiror Common Stock or common stock equivalents involving a Variable Rate Transaction without the prior written consent of the Bridge Investors. A “Variable Rate Transaction” means a transaction in which the Acquiror (i) issues or sells any equity or debt securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Acquiror Common Stock or common stock equivalents either (A) at a conversion price, exercise price, exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Acquiror Common Stock at any time after the initial issuance of such equity or debt securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such equity or debt security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Acquiror or the market for the Acquiror Common Stock (including any “full ratchet” or “weighted average” anti-dilution provisions, but not including any standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction), (ii) issues or sells any equity or debt securities either (A) at a price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Acquiror or the market for the Acquiror Common Stock (other than standard anti-dilution protection for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction), or (B) that are subject to or contain any put, call, redemption, buy-back, price-reset or other similar provision or mechanism that provides for the issuance of additional equity securities of the Acquiror or the payment of cash by the Acquiror, or (iii) enters into any agreement, including an “equity line of credit” (other than the ELOC Purchase Agreement (as defined below)) or other continuous offering or similar offering of Acquiror Common Stock or common stock equivalents, whereby the Acquiror may sell shares of Acquiror Common Stock or common stock equivalents at a future determined price. The Bridge Investors are entitled to obtain injunctive relief against the Acquiror to preclude any such issuance involving a Variable Rate Transaction, which remedy is in addition to any right to collect damages. The foregoing restrictions on subsequent equity sales do not apply to Exempted Securities (as defined in the Purchase Agreement) or to securities issued by any subsidiary of the Acquiror.

Notes and Bridge Warrants

The Notes include an original issue discount of 22%, bear interest at a rate of 8% per annum, and mature nine (9) months from the date of issuance. The Notes are convertible, following Bridge Stockholder Approval, at a conversion price equal to the lower of (i) the Nasdaq Minimum Price (as defined in the Purchase Agreement) and (ii) 80% of the lowest daily volume weighted average price of the Acquiror Common Stock during the fifteen (15) trading days immediately preceding the conversion notice, subject to a floor price equal to 20% of the Nasdaq Minimum Price as of the date of issuance of the Notes.

The Bridge Warrants provide 125% coverage of the principal amount of the Notes, are exercisable for a period of five (5) years from the date of issuance, and have an exercise price per share equal to $35,000,000 divided by the total number of outstanding shares of Acquiror Common Stock as of the applicable date of exercise.

Security Agreement

In connection with the Bridge Financing, the Acquiror entered into a security agreement (the “Security Agreement”) granting the Bridge Investors a first priority security interest in all assets of the Acquiror and its subsidiaries (excluding the Operating Sub Assets) to secure the obligations under the Notes.

Support Agreement

In connection with the Bridge Financing, on July 14, 2026, White Lion Capital LLC entered into a Voting Support Agreement (the “Voting Support Agreement”, and together with the Purchase Agreement, the Notes, the Bridge Warrants, the Security Agreement, and any other documents or agreements executed or delivered in connection therewith, collectively, the “Bridge Financing Documents”) with certain stockholders of the Acquiror (the “Supporting Stockholders”). Pursuant to the Voting Support Agreement, each Supporting Stockholder has agreed to vote (or cause to be voted) all shares of Acquiror Common Stock and other voting securities of the Acquiror beneficially owned by such Supporting Stockholder in favor of (i) the Bridge Stockholder Approval, (ii) any capital event requiring stockholder approval, including the amendment of the Acquiror’s certificate of incorporation to increase authorized share capital or implement a reverse stock split (a “Capital Event”), and (iii) any proposal to adjourn or postpone the stockholder meeting if there are not sufficient votes for adoption of the proposals. The Supporting Stockholders have also agreed to vote against any action, proposal, transaction or agreement that would reasonably be expected to impede, delay, or adversely affect the consummation of the transactions contemplated by the Bridge Financing Documents. The Voting Support Agreement will terminate upon the earlier of (i) the date the Bridge Stockholder Approval has been obtained and (ii) the termination of the Voting Support Agreement by written notice from White Lion Capital LLC to the Supporting Stockholders.

Copies of the Bridge Financing Documents, including the form of Purchase Agreement, the form of Note, the form of Warrant, the Security Agreement, and the form of Voting Support Agreement, are filed with this Current Report on Form 8-K as Exhibits 10.1, 4.1, 4.2, 10.2, and 10.3, respectively, and are incorporated herein by reference, and the foregoing description of each is qualified in its entirety by reference thereto.

ELOC Purchase Agreement

On July 14, 2026, Acquiror entered into a Common Stock Purchase Agreement (the “ELOC Purchase Agreement”) with White Lion Capital, LLC (the “Investor”), pursuant to which Acquiror has the right, but not the obligation, to require the Investor to purchase, from time to time over a three-year period, up to $50,000,000 of shares of Acquiror Common Stock (the “Purchase Shares”), subject to certain limitations and conditions set forth in the ELOC Purchase Agreement.

Under the ELOC Purchase Agreement, after the effectiveness of a registration statement registering the resale of shares that may be issued to the Investor, Acquiror may, at its discretion, direct the Investor to purchase shares of Acquiror Common Stock by delivering a purchase notice. The ELOC Purchase Agreement provides for two types of purchase notices: (i) Rapid Purchase Notices, in which the purchase price is the lowest traded price of the Acquiror Common Stock on the date of the notice (the “Rapid Purchase Notice Date”), with the number of shares that may be purchased limited to ten percent (10%) of the trading volume of the Acquiror Common Stock on the Rapid Purchase Notice Date, with closing to occur no later than one (1) business day following the Rapid Purchase Notice Date; and (ii) VWAP Purchase Notices, in which the purchase price is ninety-seven percent (97%) of the lowest daily volume weighted average price of the Acquiror Common Stock during the three (3) consecutive business days commencing on and including the date of the notice (the “VWAP Purchase Valuation Period”), with the number of shares that may be purchased limited to sixty percent (60%) of the average daily trading volume of the Acquiror Common Stock over the five (5) business days immediately preceding receipt of the notice, with closing to occur no later than one (1) business day following the VWAP Purchase Valuation Period.

Acquiror may not require the Investor to purchase shares if such purchase would result in the Investor beneficially owning more than 4.99% of the outstanding shares of Acquiror Common Stock (the “Beneficial Ownership Limitation”), which may be increased to 9.99% upon mutual written agreement. In addition, Acquiror may not issue more than 19.99% of the shares of Acquiror Common Stock outstanding as of the date of the ELOC Purchase Agreement (the “Exchange Cap”) under the ELOC Purchase Agreement and the Commitment Warrant (as defined below), unless (i) Acquiror obtains stockholder approval in accordance with Nasdaq Listing Rule 5635(d) (the “ELOC Stockholder Approval” and together with the Acquiror Stockholder Approval and the Bridge Stockholder Approval, the “Stockholder Approvals”), (ii) the average price paid for all shares of Acquiror Common Stock issued under the ELOC Purchase Agreement and the Commitment Warrant equals or exceeds $0.39912 (the “Minimum Price”), which is a price equal to the lower of (A) the Nasdaq Official Closing Price of the Acquiror Common Stock immediately preceding the execution of the ELOC Purchase Agreement, or (B) the arithmetic average of the five (5) Nasdaq Official Closing Prices for the Acquiror Common Stock immediately preceding the execution of the ELOC Purchase Agreement (such that, for purposes of Nasdaq, the transaction would not be “below market” and the Exchange Cap would not apply), or (iii) the Acquiror is exempt from obtaining ELOC Stockholder Approval for the issuance of shares of Acquiror Common Stock above the Exchange Cap under the rules of Nasdaq.

As consideration for the Investor’s commitment under the ELOC Purchase Agreement, Acquiror agreed to issue to the Investor, within one (1) business day following effectiveness of the Registration Statement (as defined in the ELOC Purchase Agreement): (i) a number of commitment shares of Acquiror Common Stock (the “Commitment Shares”) with an aggregate value of $1,000,000 (the “Commitment Fee Amount”), calculated by dividing the Commitment Fee Amount by the closing price of the Acquiror Common Stock on the trading day immediately preceding the earlier of (a) the date the ELOC Registration Statement (as defined below) is declared effective or (b) the date that is 180 calendar days following the date of the ELOC Purchase Agreement; and (ii) a common stock purchase warrant (the “Commitment Warrant”) to purchase up to $10,000,000 of Acquiror Common Stock, as described in more detail below. To the extent that the issuance of Commitment Shares would result in the Investor exceeding the Exchange Cap, then the Company shall not issue such Commitment Shares unless shareholder approval is obtained to issue in excess of the Exchange Cap,

The ELOC Purchase Agreement provides that if the ELOC Registration Statement is not filed within ten (10) days of the date of the ELOC Purchase Agreement (the “Required Registration Date”), the Acquiror shall pay to the Investor $250,000 as liquidated damages. In addition, for each thirty (30) day period (or portion thereof) following the Required Registration Date during which the ELOC Registration Statement remains unfiled, the Acquiror shall pay to the Investor an additional $50,000 as escalating liquidated damages, which amounts shall be paid by the Acquiror within five (5) business days following the end of each such thirty (30) day period. All amounts payable constitute partial liquidated damages and not a penalty for the Acquiror’s failure to timely file the ELOC Registration Statement, and are in addition to any other rights or remedies available to the Investor under the Registration Rights Agreement (as defined below) or applicable law.

Further, if the Acquiror does not file with the SEC a proxy statement (or, if applicable, an information statement on Schedule 14C) in connection with the stockholder meeting required to obtain the ELOC Stockholder Approval within thirty (30) days after the date of the ELOC Purchase Agreement (the “Required Proxy Filing Date”), the Acquiror shall pay to the Investor $250,000 as liquidated damages. The Acquiror is required to obtain the ELOC Stockholder Approval as soon as reasonably practicable, but in no event later than sixty (60) days after the date of the ELOC Purchase Agreement (the “Required Shareholder Meeting Date”). If the ELOC Stockholder Approval has not been obtained by the Required Shareholder Meeting Date, the Acquiror shall pay to the Investor an additional $50,000 as liquidated damages for each thirty (30) day period (or portion thereof) thereafter during which the ELOC Stockholder Approval remains unobtained, which amounts shall be paid by the Acquiror within five (5) business days following the end of each such thirty (30) day period. All amounts payable constitute partial liquidated damages and not a penalty, and are in addition to any other rights or remedies available to the Investor under the Registration Rights Agreement or applicable law. If the ELOC Stockholder Approval is not obtained by the first Required Shareholder Meeting Date, the Acquiror is required to cause an additional shareholder meeting to be held every ninety (90) days during the period beginning on such date and continuing 270 days thereafter until the ELOC Stockholder Approval is obtained.

Acquiror may terminate the ELOC Purchase Agreement at any time upon two (2) business days’ prior written notice to the Investor, provided that the Commitment Fee Amount has been fully paid and the Commitment Warrant has been issued. The ELOC Purchase Agreement contains customary representations, warranties, covenants and indemnification provisions.

Commitment Warrant

In connection with the ELOC Purchase Agreement, Acquiror issued to the Investor a Commitment Warrant to purchase shares of Acquiror Common Stock with an aggregate value of up to $10,000,000 (such shares, the “Warrant Shares”). The Commitment Warrant is exercisable immediately upon issuance and will expire on the five (5) year anniversary of the date of issuance. The exercise price per share is equal to ninety-eight percent (98%) of the closing sale price of the Acquiror Common Stock on the trading day prior to the exercise date.

The Commitment Warrant is subject to a beneficial ownership limitation of 4.99% of the outstanding shares of Acquiror Common Stock (which may be increased to 9.99% with the consent of Acquiror). In addition, the holder may not exercise the Commitment Warrant on any trading day if the number of Warrant Shares to be issued would exceed five percent (5%) of the greater of (A) the trading volume of the Acquiror Common Stock on the trading day before the exercise date and (B) the trading volume of the Acquiror Common Stock on the exercise date.

The Commitment Warrant provides for standard adjustments in the event of stock dividends, stock splits, reclassifications, and similar events. The Commitment Warrant also contains anti-dilution protection, such that if Acquiror issues Acquiror Common Stock or securities convertible into Acquiror Common Stock at a price below the then-current exercise price (other than certain exempt issuances), the exercise price will be reduced to such lower price. In the event of a fundamental transaction (including a merger, sale of substantially all assets, or change of control), the holder will be entitled to receive the same consideration that holders of Acquiror Common Stock receive in such transaction.

If at any time after the six (6) month anniversary of the date of the ELOC Purchase Agreement there is no effective registration statement registering, or no current prospectus available for, the resale of the Warrant Shares, the Commitment Warrant may be exercised on a cashless basis.

Registration Rights Agreement

In connection with the execution of the ELOC Purchase Agreement, on July 14, 2026, Acquiror also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investor, pursuant to which Acquiror agreed to register for resale under the Securities Act the Purchase Shares, the Commitment Shares, and the Warrant Shares (collectively, the “Registrable Securities”).

Under the Registration Rights Agreement, Acquiror is required to file a registration statement on Form S-1 (or any successor form) (the “ELOC Registration Statement”) with the SEC within ten (10) days of the date of the ELOC Purchase Agreement, covering the resale of the Registrable Securities. Acquiror is required to use its commercially reasonable efforts to have the ELOC Registration Statement declared effective as soon as reasonably practicable after filing.

The Registration Rights Agreement contains customary representations, warranties, covenants, and indemnification provisions.

Copies of the ELOC Purchase Agreement, the Commitment Warrant, and the Registration Rights Agreement are filed with this Current Report on Form 8-K as Exhibits 10.4, 4.3, and 10.5, respectively, and are incorporated herein by reference, and the foregoing description of the ELOC Purchase Agreement, the Commitment Warrant, and the Registration Rights Agreement is qualified in its entirety by reference thereto.

The Merger Agreement, the Bridge Financing Documents, the ELOC Purchase Agreement, the Commitment Warrant, the Registration Rights Agreement, and the Voting Support Agreement contain representations, warranties and covenants that the respective parties made to each other as of the date of such agreements or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreements. The foregoing agreements have been filed with this Current Report on Form 8-K in order to provide investors with information regarding their terms. They are not intended to provide any other factual information about the Acquiror, the Company, Merger Sub, the Bridge Investors, or the Investor. In particular, the representations, warranties, covenants and agreements contained in such agreements, which were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties thereto, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the SEC. Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to such agreements. In addition, the representations, warranties, covenants and agreements and other terms of such agreements may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of such agreements, which subsequent information may or may not be fully reflected in the Acquiror’s public disclosures.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K in the section titled “Bridge Financing” is incorporated into this Item 2.03 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

The issuance of the Merger Consideration has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act.

In the Purchase Agreement, the Bridge Investors represented to the Acquiror, among other things, that each is an “accredited investor” (as such term is defined in Rule 501(a)(3) of Regulation D under the Securities Act). The Bridge Securities were issued and sold by the Acquiror to the Bridge Investors in reliance upon the exemptions from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D thereunder. Any shares issued as a penalty under the Purchase Agreement will be issued to the Bridge Investors in reliance upon such exemptions.

In the ELOC Purchase Agreement, the Investor represented to the Acquiror, among other things, that it is an “accredited investor” (as such term is defined in Rule 501(a)(3) of Regulation D under the Securities Act). When issued, the Purchase Shares and Commitment Shares will be issued and sold by the Acquiror to the Investor in reliance upon the exemptions from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D thereunder. The Commitment Warrant was issued to the Investor in reliance upon such exemptions.

Item 5.01. Changes in Control of Registrant.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K in the section titled “Changes to the Board of Directors and Management” is incorporated into this Item 5.02 by reference.

On July 9, 2026, the Acquiror Board expanded the size of the Board from five (5) members to six (6) members, effective upon the Closing, and appointed Erik Emerson to fill the vacancy created by such expansion, effective upon the Closing.

There are no family relationships between Erik Emerson and any of the Acquiror’s other officers and directors. Except as provided in the Merger Agreement, there are no arrangements or understandings between Mr. Emerson and other persons pursuant to which he was selected as a director of the Acquiror. Mr. Emerson has not engaged in any transaction with the Acquiror that would be reportable as a related party transaction under Item 404(a) of SEC Regulation S-K.

Erik Emerson, age 55, is a 25-year veteran of the biopharmaceutical industry. Mr. Emerson previously served as Chief Executive Officer of Apimeds Pharmaceuticals US, Inc. (NYSE American: APUS) from September 2023 to December 2025, and as a director of the company from October 2024 to January 2026. Mr. Emerson was appointed Chief Executive Officer of Lokahi Therapeutics Inc. in December 2025. From August 2022 to October 2023, Mr. Emerson has served as Chief Commercial Officer of Odyssey Neuropharma, Inc., where he lead commercial strategy, forecasting, branding, marketing, and financing efforts for a Phase II asset in evaluation for the treatment of mild traumatic brain injury (concussion). He has also served as an advisory board member to NuGen Medical Devices from August 2022 to May 2023, and as a Partner at Pharmacense Consulting from May 2020 to October 2023. Mr. Emerson served as Chief Commercial Officer of Mezzion Pharmaceuticals, a Korean company establishing U.S. operations for the treatment of Single Ventricle Heart Disease following Fontan surgery, from February 2017 to January 2020. During an overlapping period, from February 2018 to November 2019, he served as Chief Commercial Officer and a board member of Adhera Therapeutics (previously known as Marina Biotech). Concurrently, from July 2017 to November 2019, he served as Executive Chairman and Chief Executive Officer of BioMauris LLC, a software entity he founded to track medicinal marijuana products from seed to sale, built on technology adapted from his prior venture, Symplmed. Prior to founding BioMauris, Mr. Emerson served as President and Chief Executive Officer of Symplmed Pharmaceuticals & Technologies from July 2013 to May 2018. From May 2010 to July 2013, he served as Senior Director of Commercial Development at Xoma Ltd. He was the Director of Marketing, Cardiopulmonary Division, at Gilead Sciences from May 2007 to May 2010. Mr. Emerson began his career in sales, sales training, and marketing with King Pharmaceuticals from May 2001 to May 2007, ultimately serving as Senior Product Manager – Cardiometabolic. Mr. Emerson received a Bachelor of Science in Political Science from the University of Oregon in 1993. The Acquiror Board believes that Mr. Emerson’s experience in the biopharmaceutical industry, including his prior service as a chief executive officer, chief commercial officer, and board member at multiple life sciences companies, qualifies him to serve on the board of directors of the Acquiror.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 9, 2026, the Acquiror filed a Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock with the Secretary of State of the State of Delaware (the “DE SOS”). On July 14, 2026, the Acquiror filed an Amended and Restated Certificate of Designation (the “Certificate of Designation”) with the DE SOS, which sets forth the final preferences, rights and limitations of the Acquiror Preferred Stock.

The material terms of the Acquiror Preferred Stock are set forth below:

Designation; Amount; Par Value; Rank. There are 1,000,000 shares of Acquiror Preferred Stock designated as “Series A Convertible Preferred Stock.” Each share of Series A Convertible Preferred Stock shall have a par value of $0.001 and a stated value of $40.30 (the “Stated Value”). The Series A Convertible Preferred Stock shall rank (i) senior to the Acquiror Common Stock and any other class or series of Preferred Stock of the Acquiror hereafter created, the terms of which specifically provide that such class or series shall rank junior to the Series A Convertible Preferred Stock, (ii) pari passu with any class or series of Preferred Stock of the Acquiror hereafter created, the terms of which specifically provide that such class or series shall rank pari passu to the Series A Convertible Preferred Stock, and (iii) junior to any other class or series of Preferred Stock of the Acquiror hereafter created, the terms of which specifically provide that such class or series shall rank senior to the Series A Convertible Preferred Stock.

Voting. The Acquiror Preferred Stock shall have no voting rights, except with respect to certain protective provisions set forth in the Certificate of Designation.

Dividends. The Acquiror Preferred Stock shall be entitled to receive the same dividend or distribution as if the shares of Acquiror Preferred Stock had been converted into Acquiror Common Stock immediately prior to the record date for such dividend or distribution.

Liquidation. Upon any liquidation, dissolution or winding-up of the Acquiror, the holders of Series A Convertible Preferred Stock shall be entitled to receive an amount equal to the greater of (X) 100% of the Stated Value or (Y) such amount per share as would have been payable had all shares of Series A Convertible Preferred Stock been converted into Acquiror Common Stock (without regards to any limitations on conversion) immediately prior to such liquidation.

Redemption. The Acquiror Preferred Stock shall have no redemption rights.

Conversion.

Conversions at Option of Holder. The Acquiror Preferred Stock is not convertible at the election of the holder.

Automatic Conversion. Effective as of 5:00 p.m. Eastern time on the date that is the second business day following the later of (i) the date on which the Acquiror Stockholder Approval has been obtained, and (ii) the date on which Nasdaq has approved any required new listing application, including any resulting from a change in control (as contemplated in Nasdaq Listing Rule 5110(a)), such that (A) the Acquiror satisfies all applicable initial and continuing listing requirements of Nasdaq (or has been granted a grace period therefrom), (B) the Acquiror has not received any notice of non-compliance from Nasdaq, and (C) the shares of Acquiror Common Stock issuable upon Conversion have been approved for listing on Nasdaq, each share of Acquiror Preferred Stock then outstanding shall automatically, and without any action required by the holder thereof, convert into a number of shares of Acquiror Common Stock equal to the Conversion Ratio (as defined below).

Conversion Ratio. The “Conversion Ratio” for each share of Acquiror Preferred Stock shall be One Hundred (100) shares of Acquiror Common Stock issuable upon the Conversion of each share of Acquiror Preferred Stock, subject to adjustment as provided in the Certificate of Designation.

Protective Provisions. For so long as any Acquiror Preferred Stock is outstanding, the Acquiror shall not, without first obtaining the approval of a majority of the holders of the then issued and outstanding Acquiror Preferred Stock: (a) amend any provision of the Certificate of Designation; (b) increase or decrease (other than by redemption or conversion) the total number of authorized Preferred Stock of the Acquiror; (c) amend the Certificate of Incorporation (including by designating additional series of Preferred Stock) in a manner which adversely affects the rights, preferences and privileges of the Series A Convertible Preferred Stock; (d) effect an exchange, or create a right of exchange, cancel, or create a right to cancel, of all or any part of the shares of another class of shares into Series A Convertible Preferred Stock; or (e) alter or change the rights, preferences or privileges of the Series A Convertible Preferred Stock so as to affect adversely the shares of such series.

A copy of the Certificate of Designation is filed as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated herein by reference, and the foregoing description of the Certificate of Designation is qualified in its entirety by reference thereto.

Item 7.01 Regulation FD Disclosure.

On July 14, 2026, the Acquiror issued a press release announcing the Closing. The press release is attached hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, unless the Acquiror specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference into a filing under the Securities Act or the Exchange Act.

Item 8.01 Other Events.

Based on the foregoing transactions, as of the date of the filing of this Current Report on Form 8-K, the Acquiror believes it has stockholders’ equity in excess of the $2.5 million stockholders’ equity requirement for continued listing on The Nasdaq Capital Market. The Company is awaiting Nasdaq’s formal determination that it has evidenced compliance with the minimum stockholders’ equity rule and intends to provide an update upon receipt of such determination.

Additional Information and Where to Find It

In connection with the Transactions and the Proposals, the Acquiror intends to file with the SEC the Proxy Statement, in preliminary and definitive form, and the Acquiror will file other documents regarding the Transactions and the Proposals with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT, AS MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND OTHER RELEVANT DOCUMENTS FILED BY THE ACQUIROR WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE ACQUIROR, THE COMPANY, THE TRANSACTIONS, THE PROPOSALS AND THE RISKS RELATED THERETO AND RELATED MATTERS.

The Definitive Proxy Statement will be mailed to stockholders of the Acquiror. Investors will be able to obtain free copies of the Proxy Statement, as may be amended from time to time, and other relevant documents filed by the Acquiror with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. Copies of documents filed with the SEC by the Acquiror, including the Proxy Statement (when available), will be available free of charge from Acquiror’s website at www.glucotrack.com under the “Investors” tab.

Forward-Looking Statements

All statements, other than statements of historical fact, included in this report that address activities, events or developments that the Acquiror expects, believes or anticipates will or may occur in the future are forward-looking statements. Words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “create,” “intend,” “could,” “would,” “may,” “plan,” “will,” “guidance,” “look,” “goal,” “future,” “build,” “focus,” “continue,” “strive,” “allow” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking.

These forward-looking statements include, but are not limited to, statements regarding the Transaction, (including the Merger and related post-closing actions), the Bridge Financing (and related post-closing actions), the Private Placement Offering and other financing activities, the Conversion, the post-Transaction company and its operations, strategies and plans, integration of businesses, governance changes, debt levels and leverage ratio, capital expenditures, cash flows and anticipated uses thereof, synergies, opportunities and anticipated future performance, including the management team and board of directors of the post-Transaction company, expected use of proceeds from the Private Placement Offering and other financing activities, and any future acquisitions.

There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this report. These include the risk that the Acquiror and the Company’s businesses will not be integrated successfully, synergies and growth from the Transactions may not be fully realized or may take longer to realize than expected; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the Transactions; failure to obtain or maintain required listing approvals or satisfy Nasdaq continued listing standards; the risk that Nasdaq may not confirm that the Acquiror has satisfied the minimum stockholders’ equity requirement for continued listing or that the Acquiror’s current assessment of its stockholders’ equity position may prove incorrect; failure to obtain the Acquiror Stockholder Approvals or Trading Market Approval in a timely manner or at all, which could delay or prevent the Conversion; inability to consummate planned financings, including the Private Placement Offering, on acceptable terms or within expected timeframes or at all; the risk that changes in the Acquiror’s capital structure and governance following the Transactions could have adverse effects on the market value of its securities; the ability of the Acquiror and the Surviving Corporation to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on the Acquiror and the Surviving Corporation’s operating results and business generally; the risk the Transactions could distract management from ongoing business operations or cause the Acquiror or the Surviving Corporation to incur substantial costs; the risk that the Acquiror may be unable to reduce expenses or access financing or liquidity; the impact of any related economic downturn; the risk of changes in governmental regulations or enforcement practices; and other important factors that could cause actual results to differ materially from those projected. All such factors are difficult to predict and are beyond the Acquiror and the Company’s control, including those detailed in the Acquiror’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and such other documents of the Acquiror filed, or to be filed, with the SEC that are or will be available on the Acquiror’s website at www.glucotrack.com and on the website of the SEC at www.sec.gov. All forward-looking statements are based on assumptions that the Acquiror and the Company believe to be reasonable but that may not prove to be accurate. Any forward-looking statement speaks only as of the date on which such statement is made, and neither the Acquiror nor the Company undertakes any obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses or Funds Acquired

The Acquiror will file the financial statements of the Company required by Item 9.01(a) as an amendment to this Current Report on Form 8-K no later than 71 calendar days after the required filing for this Current Report on Form 8-K.

(b) Pro Forma Financial Information

The Acquiror will file the pro forma financial information required by Item 9.01(b) as an amendment to this Current Report on Form 8-K no later than 71 calendar days after the required filing for this Current Report on Form 8-K.

(d) Exhibits

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated July 14, 2026, by and among Glucotrack, Inc., Glucotrack Merger Sub, Inc., Lokahi Therapeutics, Inc., Glucotrack Technologies Inc., and Paul V. Goode.
3.1	Certificate of Designation of Series A Convertible Preferred Stock, as filed with the Delaware Secretary of State on July 9, 2026
3.2	Amended and Restated Certificate of Designation of Series A Convertible Preferred Stock, as filed with the Delaware Secretary of State on July 14, 2026
4.1	Form of Senior Secured Promissory Note, dated July 14, 2026
4.2	Form of Warrant, dated July 14, 2026
4.3	Commitment Warrant, dated July 14, 2026
10.1*	Form of Securities Purchase Agreement, dated July 14, 2026, by and between Glucotrack, Inc. and the investors party thereto
10.2	Security Agreement, dated July 14, 2026, by and between Glucotrack, Inc. and White Lion Capital LLC, as collateral agent
10.3	Form of Voting Support Agreement, dated July 14, 2026, by and between Glucotrack, Inc. and certain stockholders
10.4	Common Stock Purchase Agreement, dated July 14, 2026, by and between Glucotrack, Inc. and White Lion Capital LLC
10.5	Registration Rights Agreement, dated July 14, 2026, by and between Glucotrack, Inc. and White Lion Capital LLC
99.1	Press Release, dated July 14, 2026
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

*	The schedules to this Exhibit have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally to the SEC a copy of all omitted exhibits and schedules upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glucotrack, Inc.

Date: July 15, 2026	By:	/s/ Erik Emerson
	Name:	Erik Emerson
	Title:	Chief Executive Officer